SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2005 (October 20, 2005)
PRIVATE BUSINESS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027

(Address of principal executive offices)
615-221-8400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement with Captiva Solutions, LLC
On October 20, 2005, Private Business, Inc. (“PBiz” or the “Company”), CSL Acquisition Corporation, Captiva Solutions, LLC (“Captiva”), and certain of the Captiva members entered into an agreement and plan of merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Captiva with and into CSL Acquisition Corporation. Pursuant to the Merger Agreement, PBiz will pay $6.0 million in cash and issue 757,576 shares of PBiz common stock at closing to Captiva’s members. In addition, the Captiva members can earn up to an additional 1,212,122 shares of PBiz common stock based upon the growth of the combined entity in 2006. Mr. Glenn W. Sturm, one of PBiz’s directors, beneficially owns approximately 40% of the membership interests of Captiva and will receive beneficial ownership of approximately 40% of the common stock PBiz issues pursuant to the Merger Agreement. Mr. Sturm did not participate in the deliberations of the PBiz board of directors regarding the merger. Upon consummation of the merger, PBiz will enter into an employment agreement with Mr. G. Lynn Boggs, the current CEO of Captiva, whereby he will become Chief Executive Officer of PBiz, will receive a salary of $400,000, and will be eligible for a bonus of not less than $200,000 for 2006.
In the Merger Agreement, PBiz agreed to establish an equity incentive plan for the benefit of PBiz management, subject to approval by the shareholders of PBiz. A total of 5,036,880 shares of PBiz common stock will be reserved for issuance under the plan. Options covering an aggregate of 3,374,710 shares were granted, subject to approval by the shareholders of PBiz, on October 20, 2005 to persons who will be members of management of the combined company, including members of current PBiz management and Mr. Sturm.
PBiz, Captiva and certain members of Captiva have made customary representations, warranties, and covenants in the Merger Agreement. Consummation of the merger is subject to approval by the shareholders of PBiz, regulatory approvals and other customary closing conditions. Lightyear PBI Holdings, LLC, which holds a majority of the voting securities of PBiz, has entered into a voting agreement whereby it agreed to vote its PBiz shares in favor of the transactions contemplated by the Merger Agreement, including the establishment of the incentive plan.
The foregoing description of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about PBiz or Captiva.
Additional Information and Where to Find It
PBiz will file a preliminary proxy statement and a definitive proxy statement in connection with the proposed merger with the Securities and Exchange Commission (the “SEC”). The proxy statement will be mailed to the shareholders of PBiz. PBIZ’S SHAREHOLDERS ARE URGED TO READ

THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, CAPTIVA, AND PBIZ. Investors and shareholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by PBiz by going to PBiz’s Investors page on its website at www.privatebusiness.com. A description of any interests that PBiz’s officers and directors have in the merger will be available in the proxy statement filed in connection with the merger.
Amendment to Employment Agreement of current CEO Henry M. Baroco
In connection with the merger, on October 21, 2005 the Company entered into an amendment to the employment agreement of Henry M. Baroco, the Company’s current Chief Executive Officer. Contingent upon the consummation of the merger, the amendment provides that Mr. Baroco will become the President and Chief Operating Officer of PBiz, Mr. Baroco will be granted an option to acquire 155,000 shares of Company common stock at an exercise price of $1.32 per share, and vesting of an option to purchase 100,000 shares of Company common stock previously issued to Mr. Baroco will be accelerated. The amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01. Other Events.
On October 21, 2005, Private Business, Inc. issued a press release announcing that it had entered into an agreement and plan of merger with Captiva. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
      (c) Exhibits

Number	Exhibit

2.1	Agreement and Plan of Merger dated October 20, 2005 among Private Business, Inc., CSL Acquisition Corporation, Captiva Solutions, LLC, and certain of the Captiva members.
10.1	Amendment to Employment Agreement dated October 21, 2005 between Private Business, Inc. and Henry M. Baroco.
99.1	Press Release dated October 21, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Assistant Secretary

Date: October 25, 2005

EXHIBIT INDEX

Number	Exhibit

2.1	Agreement and Plan of Merger dated October 20, 2005 among Private Business, Inc., CSL Acquisition Corporation, Captiva Solutions, LLC, and certain of the Captiva members.
10.1	Amendment to Employment Agreement dated October 20, 2005 between Private Business, Inc. and Henry M. Baroco.
99.1	Press Release dated October 21, 2005.

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